Exhibit 10.9

OMNICOM GROUP INC.
SENIOR MANAGEMENT INCENTIVE PLAN

As Amended and Restated on December 4, 2008

     Section 1. Purposes. The purpose of the Omnicom Group Inc. Senior Management Incentive Plan (the “Plan”) is to attract, retain and motivate selected employees of Omnicom Group Inc. (the “Company”) and its subsidiaries and affiliates who are executive officers of the Company (and any successor thereto) in order to promote the Company’s long-term growth and profitability. It is also intended that all Bonuses (as defined in Section 5(a)) payable under the Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and the Plan shall be interpreted accordingly.

     Section 2. Administration.

     (a) Subject to Section 2(d), the Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of the Company, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162 -27(e)(3) and a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

     (b) The Committee shall have complete control over the administration of the Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a))); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and (vi) amend the Plan to reflect changes in or interpretations of applicable law, rules or regulations.

     (c) The determination of the Committee on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

     (d) Notwithstanding anything to the contrary contained herein, the Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder (and no such attempted delegation shall be effective) if such delegation would cause any Bonus payable under the Plan not to be considered performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code.

     (e) No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Bonus. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

     Section 3. Performance Period. The Plan shall operate for successive periods (each a “Performance Period”). The first Performance Period shall commence on April 1, 2005 and shall terminate on December 31, 2005. Thereafter, each Performance Period shall be one full fiscal year and/or portions of fiscal years of the Company, as determined by the Committee.

     Section 4. Participation.

     (a) Prior to the 90th day after the beginning of a Performance Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162 -27(e)(2) (the “Participation Date”), the Committee shall designate those individuals who shall participate in the Plan for the Performance Period (the “Participants”).

     (b) Except as provided below, the Committee shall have the authority at any time (i) during the Performance Period to remove Participants from the Plan for that Performance Period and (ii) prior to the Participation Date (or later in a manner consistent with the requirements of Section 162(m) of the Code) to add Participants to the Plan for a particular Performance Period.

     Section 5. Bonus Amounts.

     (a) Each Participant shall be paid a bonus amount equal to 2% of the Company’s “Earnings” (as defined in Section 5(c)) with respect to each Performance Period. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce (but not increase) the bonus amount for any Participant for a particular Performance Period at any time prior to the payment of bonuses to Participants pursuant to Section 6 (a Participant’s bonus amount for each Performance Period, as so reduced, the “Bonus”).

     (b) If a Participant’s employment with the Company terminates for any reason before the end of a Performance Period or before the date that the Bonus is paid pursuant to Section 6, the Committee shall have the discretion to determine whether (i) such Participant shall be entitled to any Bonus at all, (ii) such Participant’s Bonus shall be reduced on a pro-rata basis to reflect the portion of such Performance Period the Participant was employed by the Company or (iii) to make such other arrangements as the Committee deems appropriate in connection with the termination of such Participant’s employment.

     (c) For purposes of this Section 5, “Earnings” means the Company’s operating income before taxes, incentive compensation and extraordinary gains or losses as reported in its audited consolidated financial statements for the relevant Performance Period, adjusted to eliminate, with respect to such Performance Period: (i) losses related to the impairment of goodwill and other intangible assets; (ii) restructuring expenses; (iii) gains or losses on disposal of assets or segments of the previously separate companies of a business combination within two years of the date of such combination; (iv) gains or losses that are the direct result of a major casualty or natural disaster; (v) losses resulting from any newly-enacted law, regulation or judicial order; and (vi) the cumulative effect of accounting changes. The above adjustments to Earnings shall be computed in accordance with GAAP. Following the completion of each Performance Period, the Committee shall certify in writing the Company’s Earnings for such Performance Period.

     Section 6. Payment of Bonus Amount; Voluntary Deferral.

     (a) Each Participant’s Bonus, if any, shall be payable by such Participant’s Participating Employer (as defined in Section 7(j)), or in the case of a Participant employed by more than one Participating Employer, by each such employer as determined by the Committee. The Bonus, if any, shall be payable in the discretion of the Committee in cash and/or an equity-based award of equivalent value under the Company’s 2007 Incentive Award Plan (the “Incentive Plan”), including an award of Options (as defined in the Incentive Plan); provided that in determining the number of Company restricted stock units payable in cash or shares of the Company’s common stock, restricted shares of the Company’s common stock or unrestricted shares of the Company’s common stock that is equivalent to a dollar amount, that dollar amount shall be divided by the closing price of the Company’s common stock on the date of grant by the Committee (with fractional shares being rounded to the nearest whole share). The cash portion of the Bonus, if any, shall be paid and the equity-based portion of the

Bonus, if any, shall be granted at such time as bonuses are generally paid by the Participating Employer(s) for the relevant fiscal year. Any equity-based award shall be subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine.

     (b) Each Participant may elect to defer receipt, in accordance with the terms and conditions of any applicable deferred compensation plan of the Company in which such Participant is eligible to participate, of part or all of any Bonus paid under this Plan, but only to the extent permissible under Section 409A of the Code and the regulations promulgated thereunder.

     Section 7. General Provisions.

     (a) Amendment, Termination, etc. The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan, including in any manner that adversely affects the rights of Participants. No Participant shall have any rights to payment of any amounts under this Plan unless and until the Committee determines the amount of such Participant’s Bonus, if any, that such Bonus shall be paid and the method and timing of its payment. No amendment that would require stockholder approval in order for Bonuses paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be effective without the approval of the stockholders of the Company as required by Section 162(m) of the Code and the regulations thereunder.

     (b) Nonassignability. No rights of any Participant (or of any beneficiary pursuant to this Section 7(b)) under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void. In the event of a Participant’s death, any amounts payable under the Plan shall be paid in accordance with the Plan to a Participant’s estate. A Participant’s estate shall have no rights under the Plan to receive such amounts, if any, as may be payable under this Section 7(b), and all of the terms of this Plan shall be binding upon any such Participant’s estate.

     (c) Plan Creates No Employment Rights. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company, or any subsidiary thereof, for the Performance Period or thereafter or affect any right which the Company may have to terminate such employment.

     (d) Arbitration. Any dispute, controversy or claim between the Company, or any subsidiary thereof, and any Participant arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in New York City before, and in accordance with, the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all disputes, controversies or claims maintained by any Participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion.

     (e) Governing Law. ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     (f) Tax Withholding. In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation, FICA tax), (i) the Company and any Participating Employer may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to the Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

     (g) Right of Offset. The Company and any Participating Employer shall have the right to offset against a Participant’s Bonus, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans or amounts repayable to it pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to it.

     (h) Severability; Entire Agreement. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. This Plan shall not supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Plan and any prior agreement, in which case this Plan shall prevail.

     (i) No Third Party Beneficiaries. The Plan shall not confer on any person other than the Company and any Participant any rights or remedies hereunder.

     (j) Participating Employers. Each subsidiary or affiliate of the Company that employs a Participant shall adopt this Plan by executing Schedule A (a “Participating Employer”). Except for purposes of determining the amount of each Participant’s Bonus, this Plan shall be treated as a separate plan maintained by each Participating Employer and the obligation, if any, to pay a Bonus to a Participant shall be the sole liability of the Participating Employer(s) by which such Participant is employed, and neither the Company nor any other Participating Employer shall have any liability with respect to such amounts.

     (k) Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company, each Participating Employer and their successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

     (l) Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

     (m) Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate. Nothing in this Plan shall preclude or limit the ability of the Company, its subsidiaries and affiliates to pay any compensation to a Participant under any other plan or compensatory arrangement whether or not in effect on the date this Plan was adopted.

     (n) Plan Subject to Stockholder Approval. The Plan is adopted subject to the approval of the stockholders of the Company at the Company’s 2005 Annual Meeting in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no Bonus shall be payable hereunder absent such stockholder approval.

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     IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of December 4, 2008, by the Company, it has caused the same to be signed by its duly authorized officer this 5th day of December, 2008.

OMNICOM GROUP INC.

By:	/s/ Michael J. O’Brien
Name:	Michael J. O’Brien
Title:	Senior Vice President, General Counsel and
Secretary

Schedule A to the Omnicom Group Inc. Senior Management Incentive Plan

     As evidenced by the duly authorized signature below, as of May 24, 2005, the undersigned entity hereby adopts and elects to participate in the Omnicom Group Inc. Senior Management Incentive Plan, as such Plan may be amended from time to time, and appoints Omnicom Group Inc. as its agent to do all things necessary to effect such participation.

TBWA Worldwide Inc.

By:	_____________________________
Name:
Title:

Schedule A to the Omnicom Group Inc. Senior Management Incentive Plan

     As evidenced by the duly authorized signature below, as of May 24, 2005, the undersigned entity hereby adopts and elects to participate in the Omnicom Group Inc. Senior Management Incentive Plan, as such Plan may be amended from time to time, and appoints Omnicom Group Inc. as its agent to do all things necessary to effect such participation.

DDB Worldwide Inc.

By:	_____________________________
Name:
Title:

Schedule A to the Omnicom Group Inc. Senior Management Incentive Plan

     As evidenced by the duly authorized signature below, as of May 24, 2005, the undersigned entity hereby adopts and elects to participate in the Omnicom Group Inc. Senior Management Incentive Plan, as such Plan may be amended from time to time, and appoints Omnicom Group Inc. as its agent to do all things necessary to effect such participation.

BBDO Worldwide Inc.

By:	_____________________________
Name:
Title:

Schedule A to the Omnicom Group Inc. Senior Management Incentive Plan

     As evidenced by the duly authorized signature below, as of May 24, 2005, the undersigned entity hereby adopts and elects to participate in the Omnicom Group Inc. Senior Management Incentive Plan, as such Plan may be amended from time to time, and appoints Omnicom Group Inc. as its agent to do all things necessary to effect such participation.

Omnicom Management Inc.

By:	_____________________________
Name:
Title: